Exhibit 23


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Registration Statement No. 333-109615 of General Motors Corporation on Form S-8 of our report dated June 25, 2008, appearing in this Annual Report on Form 11-K of The General Motors Personal Savings Plan for Hourly-Rate Employees in the United States for the year ended December 31, 2007.


/s/DELOITTE & TOUCHE LLP
------------------------
Deloitte & Touche LLP


Detroit, Michigan
June 25, 2008